Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O'Connor

Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Corporation Implements Additional Cost-Reduction Actions

Company Further Reduces Staff and Other Expenses;

Purchases $14 Million in Convertible Bonds at 62% Discount

cHESTNUT RIDGE, NY, March 18, 2009 - LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced that it plans to take significant additional steps to further reduce its operating expenses as a result of market conditions that continue to worsen. The Company also announced that it has completed the repurchase of $14 million of its convertible bonds for an aggregate of $5.4 million, a discount of 62%.

"We expected to see softening orders through the first half of this calendar year and we took significant steps early in the quarter to reduce our expenses by approximately $8 million on an annualized basis," said LeCroy President and Chief Executive Officer Tom Reslewic. "With orders running below our revised expectations, we have decided to take additional measures to further reduce costs by another $12 million per year."

"LeCroy's recent cost reduction actions include a 6.5% reduction in staff, reduced work weeks in targeted areas, and deeper reductions in programs and discretionary expenses, including travel and promotion," added Reslewic. "The Company expects to lower its operating break-even point to approximately $25 million per quarter. We are committed to remaining profitable and cash generative throughout this economic downturn. As difficult as it is to continuously reduce headcount, we plan to keep our expense levels in line with evolving business conditions."

"While overall orders in the quarter have been soft, sales of our newest high-end oscilloscopes are surpassing even our pre-recession expectations," continued Reslewic. "Even though orders for our mid-range products have been very slow, our sales funnels are building and many of our R&D customers tell us that they have plans to put delayed development programs back on track. As we look ahead to the June quarter there are some positive signs amid the doom and gloom."

"Our primary market segments, including data storage, automotive electronics and computers/consumer electronics, all have been hit hard by the downturn," said Reslewic. "As a result, even though we see some indications that things could improve, we are sizing our business to reflect the downside and we have planned further actions should market conditions continue to deteriorate."

"Our confidence in our ability to maintain profitability and to extract cash from working capital has recently allowed us to capitalize on the opportunity to spend $5.4 million to retire $14 million of our outstanding convertible bonds at a discount of 62%," added Reslewic. "This will result in a pre-tax gain, excluding an issue cost write-off, of $8.6 million in the current quarter."

"We plan to continue to take things step-by-step," said Reslewic. "We will conservatively estimate the market environment, adjust our expenses to stay in line with demand, work to convert our working capital to cash, and take advantage of market conditions to further reduce our debt."

"With two weeks remaining in our third fiscal quarter it is still very difficult to accurately project our sales for the quarter. And while it is fair to say that orders are running well below our expectations, we are confident that our new cost structure will allow us to be profitable in the coming quarters even if orders decline from current levels. We will be providing additional details on our third-quarter financial performance as well as the trends that we are seeing in our end-markets when we report our fiscal third-quarter results during the week of April 27, 2009," concluded Reslewic.

LeCroy will webcast its presentation at the B. Riley 10th Annual Las Vegas Investor Conference on March 19th at 1:00 p.m. (ET). To access the webcast, visit the "Events Calendar" in the "Investor Relations" portion of the "About LeCroy" section at www.LeCroy.com. A replay of the webcast will be available on the Company's website.

The preliminary financial information presented in this news release reflects the extent of LeCroy's most current understanding of its financial results. This information is subject to change and is based on management's estimates derived from the information available at this time. In addition, the financial information provided in this news release has not yet been reviewed by LeCroy's independent registered public accounting firm and is subject to that review and change before filing of the Company's Form 10-Q.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy's 45-year heritage of technical innovation is the foundation for its recognized leadership in "WaveShape Analysis" - capturing, viewing and measuring the high-speed signals that drive today's information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining to but not limited to expectations regarding: the demand environment for the Company's product lines, customers' announced plans to restart development programs, anticipated market conditions, its expectation that its new cost structure will allow LeCroy to be profitable in the coming quarters even if orders decline from current levels, its plan to work to convert its working capital to cash and take advantage of market conditions to further reduce its debt, its expectation that its convertible bond purchase will result in a pre-tax gain, excluding an issue cost write-off, of $8.6 million in the current quarter, its conservative estimate of the market environment, and its commitment to remaining profitable and cash generative throughout this economic downturn. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company's current products; delays in development or shipment of LeCroy's new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy's intellectual property from third-party infringers; failure to manage LeCroy's sales and distribution channels effectively; disruption of LeCroy's business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates; changes in, or interpretations of, accounting principles; impairment of long-lived assets; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy's inability to attract and retain key personnel; and interruptions or terminations in LeCroy's relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy's SEC filings.

LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.